Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Atlantic International Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered(1)		Proposed Maximum Offering Price Per Share(1)		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457(c)	7,309,322	(2)	$4.00	(3)	$29,237,288	(4)	$0.00014760	$4,315.42		S-1	333-272908	February 12, 2024	$19,009.50

			Total Offering Amounts					$29,237,288			$4,315.42
			Total Fees Previously Paid								$19,009.50
			Total Fee Offsets								$4,315.42	(5)
			Net Fee Due								-

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Consists of up to 7,309,322 shares of Common Stock. This registration statement on Form S-8 is being filed to initially register 7,309,322 shares, equal to 15% of the number of shares of common stock, par value, $0.00001, to be outstanding immediately following consummation of the initial capital raise following the June 18, 2024 merger of Atlantic International Corp. (the “Company” or the “Registrant”). These shares are issuable pursuant to outstanding unvested or unexercised stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash based awards (collectively, “Awards”) granted under the Company’s 2023 Equity Incentive Plan (the “Plan”), which Plan became effective upon the consummation and completion on June 18, 2024 merger of Lyneer Investments LLC and its operating subsidiaries, including Lyneer Staffing Solutions, LLC (collectively, “Lyneer”).

(3)	Calculated pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock as reported on the OTC Market (Pink) on July 16, 2024, a date within five business days prior to the filing of this Registration Statement.

(4)	The registration fee for securities to be offered by the Registrant is calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(5)	On June 23, 2023, the Company filed a Registration Statement on Form S-1 (File No. 333-272908) which was declared effective by the Commission on February 12, 2024, however no securities have been issued or sold under the Registration Statement. In connection with such filing the Company paid $19,009.50 in registration fees. On July 2, 2024, the Company filed a Registration Statement on Form S-1 (No. 333-280653) and offset the $10,246.38 filing fee with the registration fee previously paid in connection with the filing of Registration Statement No. 333-272908. Accordingly, pursuant to Rule 457(p), the Company requests that the registration fee for the current filing is offset with the registration fee previously paid in connection with the filing of the Registration Statement. Thus, a total of $14,561.80 has been offset, to date.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	SEQLL INC.	S-1	333-272908	June 23, 2023		$4,315.42	Equity	Shares of Common Stock, $0.0001 par value per share	$75,000,000	$75,000,000
Fee Offset Sources	SEQLL INC.	S-1	333-272908		June 23, 2023						$19,009.50

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date